Exhibit 99.1
FOR IMMEDIATE RELEASE:

CC MEDIA HOLDINGS, INC. REPORTS RESULTS FOR 2011 FOURTH QUARTER AND FULL YEAR

2011 Revenues increase 5% to $6.16 billion
2011 OIBDAN grows 10% to $1.83 billion

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San Antonio, Texas February 21, 2012…CC Media Holdings, Inc. (OTCBB: CCMO) today reported financial results for the fourth quarter and full year ended December 31, 2011.

“We are pleased with our business performance in the quarter and throughout 2011,” Chief Executive Officer Bob Pittman said.  “In the last year, we have made great strides:  putting our leadership team and strategic plans in place, strengthening our relationships with consumers globally and developing new strategies to better serve our advertising and marketing partners.  I believe we are well positioned for new successes in 2012, as we continue working toward realizing the full potential of our businesses.  We are continuing to build on the strengths of our national radio and digital content platform, including iHeartRadio, and further developing and executing new strategies for our outdoor businesses around the world, especially our unique digital products.”

 “By executing our strategy, we delivered a solid 5% increase in revenues for the full year,” Tom Casey, Executive Vice President and Chief Financial Officer said.  “Combining this revenue performance with effective cost management initiatives enabled us to improve our overall operating profit margin in 2011 despite a sluggish economy.  We also continued to invest strategically in the Company, while successfully managing our debt maturity profile and liquidity.  In the coming year, we will stay focused on leveraging the global diversification of our portfolio and our industry-leading assets.”

Full Year 2011 Results

CC Media Holdings’ revenues increased 5% to $6.16 billion for the full year 2011 compared to $5.87 billion in 2010, driven by growth across its businesses.  Excluding the effects of movements in foreign exchange rates1, revenues rose 4%.

•
Media and Entertainment (“CCME,” formerly known as Radio) revenues grew $118 million, or 4%, compared to 2010, due primarily to the Company’s addition in April 2011 of a complementary traffic operation to its existing traffic business (the “Traffic acquisition”) and higher revenues from digital radio services that reflected improved rates and greater volume.

•
Americas outdoor revenues rose $47 million, or 4%, compared to 2010, fueled by growth across bulletin, airport and shelter displays, and particularly digital displays, due to increased capacity and rates.

•
International outdoor revenues were up $159 million, or 11%, compared to 2010, resulting mainly from higher street furniture revenues across various markets.  Excluding the effects of movements in foreign exchange rates, revenues increased 5%.

The Company’s OIBDAN1 grew 10% to $1.83 billion in 2011 compared to $1.66 billion in 2010.  Excluding the effects of movements in foreign exchange rates, OIBDAN rose 9%.

The Company’s consolidated net loss improved to $268 million for 2011 compared to a consolidated net loss of $463 million in 2010.

Fourth Quarter 2011 Results

CC Media Holdings’ revenues grew 1% to $1.65 billion in the fourth quarter of 2011 compared to $1.63 billion for the same period of 2010.  The effects of movements in foreign exchange rates did not result in a significant impact to revenue growth during the fourth quarter.

•
CCME revenues rose $15 million, or 2%, compared to the fourth quarter of 2010, due to the Traffic acquisition and revenue growth in digital radio services, and partially offset by lower political advertising spend.

•
Americas outdoor revenues decreased $3 million, or 1%, compared to the fourth quarter of 2010.  Revenues from bulletin displays, primarily digital, and airports grew during the fourth quarter of 2011, offset by declines in poster and mall displays, among other products.  The effects of movements in foreign exchange rates did not significantly impact revenue growth in the quarter.

•
International outdoor revenues rose $26 million, or 6%, compared to the fourth quarter of 2010, resulting from growth in street furniture revenues across various markets, particularly China, Sweden, and Australia.  Excluding the effects of movements in foreign exchange rates, revenues were up 5%.

OIBDAN totaled $537 million for the fourth quarter of 2011 compared to $503 million for the fourth quarter of 2010, representing an increase of 7%.

The Company’s consolidated net loss in the fourth quarter of 2011 improved to $31 million compared to a consolidated net loss of $56 million for the same period in 2010.

The Year’s Key Achievements

The Company’s key achievements during 2011 include:

Launching the New iHeartRadio, which offers access to more than 800 live broadcast and digital-only stations from 150 cities, plus the ability to create custom stations with broad social media integration;

•
Staging the iHeartRadio Music Festival in Las Vegas – the biggest live concert festival in radio history – that was announced across all of the Company’s Media and Entertainment broadcasting and digital platforms with a first-of-its-kind simultaneous promotion that reached an estimated 100 million people;

•	Building out the Company’s digital radio operations, including the acquisition of Thumbplay, a digital music company;

•
Developing a Strategic Partners and Distribution group and a National Programming Platforms group, both of which allow the Company to use its scale to maximize opportunities for all of its partners - from advertisers to music companies, as well as the technology, automotive, consumer electronics, and other industries; strategic partnerships were launched in 2011 with such companies as Facebook, Zynga, Microsoft/Xbox, Toyota, Ford, Vizio, HP and Motorola;

•	Completing the Traffic acquisition to accelerate the continuing development and growth of the Company’s products and services;

•	Installing 242 new digital billboards for a total of 857 across 37 U.S. markets by year end;

•	Expanding the Company’s digital footprint in several international markets, including Sweden and the U.K., where the Company has launched its first digital networks;

•	The Company’s subsidiary, Clear Channel Communications, Inc. issuing $1.75 billion aggregate principal amount of 9.0% Priority Guarantee Notes due 2021 during 2011; and
•
Appointing Bob Pittman as the Chief Executive Officer of CC Media Holdings, Inc. and Clear Channel Communications, Inc. and Executive Chairman of the Board of Directors of Clear Channel Outdoor Holdings, Inc.

More recently, on January 24, 2012, William Eccleshare, previously the Chief Executive Officer of Clear Channel International, was named Chief Executive Officer of Clear Channel Outdoor Holdings, Inc., overseeing both the Americas and International outdoor divisions.

Revenues, Operating Expenses, and OIBDAN by Segment

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2011	2010	Change	2011	2010	Change
Revenues1:
CCME	$790,753	$775,309	2%	$2,986,828	$2,869,224	4%
Americas Outdoor	359,159	361,999	(1%)	1,336,592	1,290,014	4%
International Outdoor	456,843	430,734	6%	1,667,282	1,507,980	11%
Other	63,912	84,793	(25%)	234,542	261,461	(10%)
Eliminations	(17,879)	(18,284)		(63,892)	(62,994)
Consolidated revenues	$1,652,788	$1,634,551	1%	$6,161,352	$5,865,685	5%

Operating expenses1, 2:
CCME	$464,021	$479,698	(3%)	$1,825,619	$1,765,293	3%
Americas Outdoor	217,577	216,866	0%	824,826	798,161	3%
International Outdoor	346,455	331,653	4%	1,344,081	1,244,514	8%
Other	43,806	50,288	(13%)	175,288	187,780	(7%)
Eliminations	(17,879)	(18,284)		(63,892)	(62,994)
Consolidated operating expenses	$1,053,980	$1,060,221	(1%)	$4,105,922	$3,932,754	4%

OIBDAN1:
CCME	$326,732	$295,611	11%	$1,161,209	$1,103,931	5%
Americas Outdoor	141,582	145,133	(2%)	511,766	491,853	4%
International Outdoor	110,388	99,081	11%	323,201	263,466	23%
Other	20,106	34,505	(42%)	59,254	73,681	(20%)
Corporate1, 2	(61,391)	(70,987)		(221,801)	(268,901)
Consolidated OIBDAN	$537,417	$503,343	7%	$1,833,629	$1,664,030	10%

Certain prior period amounts have been reclassified to conform to the 2011 presentation of financials throughout the press release.

1 See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding foreign exchange effects to revenues; (iii) direct operating and SG&A expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) direct operating and SG&A expenses excluding non-cash compensation expenses to expenses; (vi) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vii) OIBDAN to net income (loss).  See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

2 The Company’s operating expenses include direct operating expenses and SG&A expenses, but exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock.  Corporate expenses also exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock.

Media and Entertainment

In 2011, CCME revenues were up $118 million, or 4%, compared to 2010, driven primarily by a $107 million increase related to the Company’s Traffic acquisition.  The Company experienced growth in its digital radio services revenues, reflecting improved rates, greater volume and revenues related to its iHeartRadio Music Festival.  Offsetting these increases were slight declines in local and national advertising across various markets and advertising categories, including telecommunication, travel and tourism and, most notably, political spending.

Operating expenses in 2011 grew $60 million compared to 2010, resulting mainly from the impact of a $98 million increase related to the Company’s Traffic acquisition and higher expenses associated with the Company’s digital initiatives, including the iHeartRadio Player and the iHeartRadio Music Festival.   These increases were partially offset by a decline in salaries and commission expenses in part related to a continued focus on expense management, in addition to a $19 million decline in music license fees related to a settlement of 2011 and 2010 license fees.

CCME OIBDAN for 2011 increased 5% to $1.16 billion from $1.10 billion in 2010.

Americas Outdoor Advertising

In 2011, Americas outdoor revenues rose $47 million, or 4%, compared to 2010, fueled mainly by growth in bulletin, airport and shelter displays, and particularly digital displays.  Driving the increase in bulletin revenues were a greater number of digital displays, as well as higher rates.  Airport and shelter revenues were also up primarily on higher average rates.

Operating expenses grew $27 million compared to 2010, reflecting increased site lease expenses associated with higher airport and bulletin revenues, particularly from digital displays, as well as increases from the deployment of new digital displays.  Also contributing to the growth in expenses were higher commission expenses related to increased revenues.

Americas outdoor OIBDAN for 2011 totaled $512 million, an increase of 4% compared to OIBDAN of $492 million in 2010.

As of December 31, 2011, the Company has deployed 857 digital billboards, up 242 for the year, across 37 markets in the United States.

International Outdoor Advertising

International outdoor revenues rose $159 million, or 11%, in 2011 compared to 2010, reflecting primarily higher street furniture revenues across most of the Company’s markets, particularly China and Sweden.  Improved yields and additional displays contributed to the revenue increase in China, and greater yields in combination with a new contract drove the revenue growth in Sweden.  The higher revenues from street furniture were partially offset by declines in billboard revenues across several markets, primarily Italy and the U.K. In addition, foreign exchange rate movements resulted in an $82 million increase in revenues in 2011.  Excluding the effects of movements in foreign exchange rates, revenues were up 5%.

Operating expenses increased $100 million in 2011, attributable mainly to a $68 million increase from movements in foreign exchange rates.  Higher site lease as well as selling and marketing expenses associated with the growth in revenues were partially offset by a decline in restructuring expenses.  Also contributing to the growth in expenses was a $6 million increase related to the unfavorable impact of litigation.

Led by the revenue growth from the Company’s street furniture business across a number of countries, International outdoor OIBDAN in 2011 was up 23% to $323 million from $263 million in 2010.  Excluding the effects of movements in foreign exchange rates, OIBDAN rose 17%.

Conference Call

CC Media Holdings, Inc. along with its wholly-owned subsidiary, Clear Channel Communications, Inc., and its publicly traded subsidiary, Clear Channel Outdoor Holdings, Inc., will be hosting a teleconference to discuss results today at 9:00 a.m. Eastern Time.  The conference call number is 1-800-707-9573 and the passcode is 234685.  The teleconference will also be available via a live audio cast on the investor sections of the CC Media Holdings, Inc., Clear Channel Communications, Inc., and Clear Channel Outdoor websites, located at http://ccmediaholdings.com/, http://www.clearchannel.com/Investors/ and http://www.clearchanneloutdoor.com/corporate/investor-relations/.  A replay of the call will be available after the live conference call, beginning at 11:00 a.m. Eastern Time, for a period of 30 days.  The replay numbers are 1-800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode is 234685.  The audio cast will also be archived on the websites and will be available beginning 24 hours after the call for a period of 30 days.

TABLE 1 - Financial Highlights of CC Media Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues	$1,652,788	$1,634,551	$6,161,352	$5,865,685
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	635,789	629,281	2,504,036	2,381,647
Selling, general and administrative expenses (excludes depreciation and amortization)	421,952	436,287	1,617,258	1,570,212
Corporate expenses (excludes depreciation and amortization)	64,016	74,919	227,096	284,042
Depreciation and amortization	192,422	183,278	763,306	732,869
Impairment charges	7,614	15,364	7,614	15,364
Other operating income (expense) – net	(771)	5,813	12,682	(16,710)
Operating income	330,224	301,235	1,054,724	864,841
Interest expense	368,397	372,770	1,466,246	1,533,341
Loss on marketable securities	(4,827)	(6,490)	(4,827)	(6,490)
Equity in earnings (loss) of nonconsolidated affiliates	13,502	(2,910)	26,958	5,702
Other income (expense) – net	(5,370)	(5,093)	(4,616)	46,455
Loss before income taxes	(34,868)	(86,028)	(394,007)	(622,833)
Income tax benefit	3,468	30,401	125,978	159,980
Consolidated net loss	(31,400)	(55,627)	(268,029)	(462,853)
Less: amount attributable to noncontrolling interest	11,627	7,039	34,065	16,236
Net loss attributable to the Company	$(43,027)	$(62,666)	$(302,094)	$(479,089)

Foreign exchange rate movements increased the Company’s 2011 fourth quarter revenues and direct operating and SG&A expenses by approximately $4 million and $2 million, respectively, compared to the same period of 2010.  Foreign exchange rate movements increased the Company’s 2011 revenues and direct operating and SG&A expenses by approximately $87 million and $72 million, respectively, compared to 2010.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for 2011 and 2010 was:

(In millions)	December 31, 2011	December 31, 2010

Cash	$1,228.7	$1,920.9
Total Current Assets	$2,985.3	$3,603.2
Net Property, Plant and Equipment	$3,063.3	$3,145.6
Total Assets	$16,542.0	$17,460.4

Current Liabilities (excluding current portion of long-term debt)	$1,160.3	$1,230.8
Long-Term Debt (including current portion of long-term debt)	$20,207.2	$20,607.4
Shareholders’ Deficit	$(7,471.9)	$(7,204.7)

TABLE 3 – Total Debt

At December 31, 2011 and December 31, 2010, CC Media Holdings had total debt of:

(In millions)	December 31, 2011	December 31, 2010
Senior Secured Credit Facilities	$12,796.2	$13,741.2
Receivables Based Facility	—	384.2
Priority Guarantee Notes	1,750.0	—
Other secured debt	30.9	4.7
Total Consolidated Secured Debt	14,577.1	14,130.1

Senior Cash Pay and Senior Toggle Notes	1,626.1	1,626.1
Clear Channel Senior Notes	1,998.4	2,911.4
Subsidiary Senior Notes	2,500.0	2,500.0
Other long-term debt	19.9	63.1
Purchase accounting adjustments and original issue discount	(514.3)	(623.3)
Total long-term debt (including current portion of long-term debt)	$20,207.2	$20,607.4

The current portion of long-term debt was $269 million as of December 31, 2011.

Liquidity and Financial Position

For the year ended December 31, 2011, cash flow provided by operating activities was $374 million, cash flow used for investing activities was $368 million, and cash flow used for financing activities was $698 million, for a net decrease in cash of $692 million.

Capital expenditures for the year ended December 31, 2011 totaled approximately $362 million compared to $241 million for the year ended December 31, 2010.

The senior secured credit facilities currently require Clear Channel to comply on a quarterly basis with a financial covenant limiting the ratio of Clear Channel’s consolidated secured debt, net of cash and cash equivalents, to Clear Channel’s consolidated EBITDA3 for the preceding four quarters.  Non-compliance with the financial covenant could result in the acceleration of Clear Channel’s obligations to repay all amounts outstanding under the facilities.  The maximum ratio under this covenant is currently set at 9.5:1.  At December 31, 2011, Clear Channel’s ratio was 6.9:1 compared to 6.7:1 at December 31, 2010. 4

3Clear Channel’s consolidated EBITDA for the four quarters preceding December 31, 2011 of $2.0 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income - net,  plus non-cash compensation, and is further adjusted for the following items: (i) an increase of $18.5 million for cash received from nonconsolidated affiliates; (ii) an increase of $31.5 million for non-cash items; (iii) an increase of $40.1 million related to expenses incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; and (iv) an increase of $31.6 million for various other items.

4Clear Channel’s consolidated EBITDA for the four quarters preceding December 31, 2010 of $1.8 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense) - net,  plus non-cash compensation, and is further adjusted for the following items: (i) an increase for expected cost savings (limited to $100.0 million in any twelve month period) of $34.9 million; (ii) an increase of $11.1 million for cash received from nonconsolidated affiliates; (iii) an increase of $47.6 million for non-cash items; (iv) an increase of $55.9 million related to expenses incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; and (v) an increase of $29.4 million for various other items.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months and years ended December 31, 2011 and 2010.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings (loss) of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; Other operating income (expense) – net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance.  This measure is among the primary measures used by management for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  We believe this measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and net income.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management.  The Company believes it helps improve investors’ ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs.  As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the 2011 actual foreign revenues, expenses and OIBDAN at average 2010 foreign exchange rates) allows for comparison of operations independent of foreign exchange movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding foreign exchange effects to revenues; (iii) Expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) Expenses excluding non-cash compensation expenses to expenses; (vi) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vii) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income (expense) – net and impairment charges	OIBDAN

Three Months Ended December 31, 2011
CCME	$259,016	$1,136	$66,580	$—	$326,732
Americas Outdoor	84,031	1,856	55,695	—	141,582
International Outdoor	57,214	769	52,405	—	110,388
Other	8,425	—	11,681	—	20,106
Impairment charges	(7,614)	—	—	7,614	—
Corporate and other	(70,077)	2,625	6,061	—	(61,391)
Other operating expenses – net	(771)	—	—	771	—
Consolidated	$330,224	$6,386	$192,422	$8,385	$537,417

Three Months Ended December 31, 2010
CCME	$229,439	$1,900	$64,272	$—	$295,611
Americas Outdoor	91,671	2,654	50,808	—	145,133
International Outdoor	46,349	793	51,939	—	99,081
Other	21,200	—	13,305	—	34,505
Impairment charges	(15,364)	—	—	15,364	—
Corporate and other	(77,873)	3,932	2,954	—	(70,987)
Other operating income – net	5,813	—	—	(5,813)	—
Consolidated	$301,235	$9,279	$183,278	$9,551	$503,343

Year Ended December 31, 2011
CCME	$888,358	$4,606	$268,245	$—	$1,161,209
Americas Outdoor	281,611	7,601	222,554	—	511,766
International Outdoor	111,626	3,165	208,410	—	323,201
Other	9,427	—	49,827	—	59,254
Impairment charges	(7,614)	—	—	7,614	—
Corporate and other	(241,366)	5,295	14,270	—	(221,801)
Other operating income – net	12,682	—	—	(12,682)	—
Consolidated	$1,054,724	$20,667	$763,306	$(5,068)	$1,833,629

Year Ended December 31, 2010
CCME	$840,106	$7,152	$256,673	$—	$1,103,931
Americas Outdoor	273,519	9,207	209,127	—	491,853
International Outdoor	56,259	2,746	204,461	—	263,466
Other	20,716	—	52,965	—	73,681
Impairment charges	(15,364)	—	—	15,364	—
Corporate and other	(293,685)	15,141	9,643	—	(268,901)
Other operating expenses – net	(16,710)	—	—	16,710	—
Consolidated	$864,841	$34,246	$732,869	$32,074	$1,664,030

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2011	2010	Change	2011	2010	Change

Consolidated revenues	$1,652,788	$1,634,551	1%	$6,161,352	$5,865,685	5%
Excluding: Foreign exchange (increase) decrease	(3,943)	—		(87,069)	—
Revenues excluding effects of foreign exchange	$1,648,845	$1,634,551	1%	$6,074,283	$5,865,685	4%

Americas Outdoor revenues	$359,159	$361,999	(1%)	$1,336,592	$1,290,014	4%
Excluding: Foreign exchange (increase) decrease	1,197	—		(5,065)	—
Americas Outdoor revenues excluding effects of foreign exchange	$360,356	$361,999	0%	$1,331,527	$1,290,014	3%

International Outdoor revenues	$456,843	$430,734	6%	$1,667,282	$1,507,980	11%
Excluding: Foreign exchange (increase) decrease	(5,140)	—		(82,004)	—
International Outdoor revenues excluding effects of foreign exchange	$451,703	$430,734	5%	$1,585,278	$1,507,980	5%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2011	2010	Change	2011	2010	Change

Consolidated expenses	$1,057,741	$1,065,568	(1%)	$4,121,294	$3,951,859	4%
Excluding: Foreign exchange (increase) decrease	(1,897)	—		(71,840)	—
Consolidated expenses excluding effects of foreign exchange	$1,055,844	$1,065,568	(1%)	$4,049,454	$3,951,859	2%

Americas Outdoor expenses	$219,433	$219,520	0%	$832,427	$807,368	3%
Excluding: Foreign exchange (increase) decrease	1,101	—		(3,899)	—
Americas Outdoor expenses excluding effects of foreign exchange	$220,534	$219,520	0%	$828,528	$807,368	3%

International Outdoor expenses	$347,224	$332,446	4%	$1,347,246	$1,247,260	8%
Excluding: Foreign exchange (increase) decrease	(2,998)	—		(67,941)	—
International Outdoor expenses excluding effects of foreign exchange	$344,226	$332,446	4%	$1,279,305	$1,247,260	3%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2011	2010	Change	2011	2010	Change
Consolidated OIBDAN	$537,417	$503,343	7%	$1,833,629	$1,664,030	10%
Excluding: Foreign exchange (increase) decrease	(2,046)	—		(15,229)	—
Consolidated OIBDAN excluding effects of foreign exchange	$535,371	$503,343	6%	$1,818,400	$1,664,030	9%

Americas Outdoor OIBDAN	$141,582	$145,133	(2%)	$511,766	$491,853	4%
Excluding: Foreign exchange (increase) decrease	96	—		(1,166)	—
Americas Outdoor OIBDAN excluding effects of foreign exchange	$141,678	$145,133	(2%)	$510,600	$491,853	4%

International Outdoor OIBDAN	$110,388	$99,081	11%	$323,201	$263,466	23%
Excluding: Foreign exchange (increase) decrease	(2,142)	—		(14,063)	—
International Outdoor OIBDAN excluding effects of foreign exchange	$108,246	$99,081	9%	$309,138	$263,466	17%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Non-cash compensation expenses to Expenses

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2011	2010	Change	2011	2010	Change
CCME	$465,157	$481,598	(3%)	$1,830,225	$1,772,445	3%
Less: Non-cash compensation expenses	(1,136)	(1,900)		(4,606)	(7,152)
	464,021	479,698	(3%)	1,825,619	1,765,293	3%

Americas Outdoor	219,433	219,520	0%	832,427	807,368	3%
Less: Non-cash compensation expenses	(1,856)	(2,654)		(7,601)	(9,207)
	217,577	216,866	0%	824,826	798,161	3%

International Outdoor	347,224	332,446	4%	1,347,246	1,247,260	8%
Less: Non-cash compensation expenses	(769)	(793)		(3,165)	(2,746)
	346,455	331,653	4%	1,344,081	1,244,514	8%

Other	43,806	50,288	(13%)	175,288	187,780	(7%)
Less: Non-cash compensation expenses	—	—		—	—
	43,806	50,288	(13%)	175,288	187,780	(7%)

Eliminations	(17,879)	(18,284)		(63,892)	(62,994)

Plus: Non-cash compensation expenses	3,761	5,347		15,372	19,105
Consolidated divisional operating expenses	$1,057,741	$1,065,568	(1%)	$4,121,294	$3,951,859	4%

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2011	2010	Change	2011	2010	Change
Corporate Expenses	$64,016	$74,919	(15%)	$227,096	$284,042	(20%)
Less: Non-cash compensation expenses	(2,625)	(3,932)		(5,295)	(15,141)
	$61,391	$70,987	(14%)	$221,801	$268,901	(18%)

Reconciliation of OIBDAN to Net income (Loss)

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
OIBDAN	$537,417	$503,343	$1,833,629	$1,664,030
Non-cash compensation expenses	6,386	9,279	20,667	34,246
Depreciation and amortization	192,422	183,278	763,306	732,869
Impairment charges	7,614	15,364	7,614	15,364
Other operating income (expense) – net	(771)	5,813	12,682	(16,710)
Operating income	330,224	301,235	1,054,724	864,841

Interest expense	368,397	372,770	1,466,246	1,533,341
Loss on marketable securities	(4,827)	(6,490)	(4,827)	(6,490)
Equity in earnings (loss) of nonconsolidated affiliates	13,502	(2,910)	26,958	5,702
Other income (expenses) – net	(5,370)	(5,093)	(4,616)	46,455
Loss before income taxes	(34,868)	(86,028)	(394,007)	(622,833)
Income tax benefit	3,468	30,401	125,978	159,980
Consolidated net loss	(31,400)	(55,627)	(268,029)	(462,853)
Less: amount attributable to noncontrolling interest	11,627	7,039	34,065	16,236
Net loss attributable to the Company	$(43,027)	$(62,666)	$(302,094)	$(479,089)

About CC Media Holdings, Inc.

CC Media Holdings, Inc. (OTCBB: CCMO), the parent company of Clear Channel Communications, is one of the leading global media and entertainment companies specializing in radio, digital, outdoor, mobile, live events, and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers.

For further information, please contact:

Media
Wendy Goldberg
Senior Vice President – Communications
(212) 549-0965

Investors
Brian Coleman
Senior Vice President and Treasurer
(210) 822-2828

Or visit the Company’s web sites at www.clearchannel.com or www.ccmediaholdings.com.

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CC Media Holdings, Inc. and its subsidiaries, including Clear Channel Communications, Inc. and Clear Channel Outdoor Holdings, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: the impact of the Company’s substantial indebtedness, including the use of cash flow to make payments on its indebtedness; changes in business, political and economic conditions in the U.S. and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; changes in tax rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; and risks that we may not achieve or sustain anticipated cost savings. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of CC Media Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.